EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT
Capitol Bancorp Ltd.
December 31, 2006

Name of Subsidiary	State or Other Jurisdiction of Incorporation

Consolidated Subsidiaries:

Ann Arbor Commerce Bank	Michigan
Brighton Commerce Bank	Michigan
Capitol National Bank	United States (national bank)
Detroit Commerce Bank	Michigan
Elkhart Community Bank	Indiana
First Carolina State Bank	North Carolina
Goshen Community Bank	Indiana
Grand Haven Bank	Michigan
Kent Commerce Bank	Michigan
Macomb Community Bank	Michigan
Muskegon Commerce Bank	Michigan
Oakland Commerce Bank	Michigan
Paragon Bank & Trust	Michigan
Peoples State Bank	Georgia
Portage Commerce Bank	Michigan

Arrowhead Community Bank	Arizona
Bank of Escondido	California
Bank of Las Vegas	Nevada
Bank of San Francisco (51% owned)	California
Bank of Tucson	Arizona
Black Mountain Community Bank	Nevada
Camelback Community Bank	Arizona
Desert Community Bank	Nevada
East Valley Community Bank	Arizona
Mesa Bank	Arizona
Napa Community Bank (87% owned)	California
Point Loma Community Bank (51% owned)	California
Red Rock Community Bank	Nevada
Southern Arizona Community Bank	Arizona
Sunrise Bank of Albuquerque	New Mexico
Sunrise Bank of Arizona	Arizona
Sunrise Bank of San Diego	California
Valley First Community Bank	Arizona
Yuma Community Bank	Arizona

Capitol Trust I	Delaware
Capitol Trust II	Delaware
Capitol Statutory Trust III	Connecticut
Capitol Trust IV	Delaware
Capitol Trust VI	Delaware
Capitol Trust VII	Delaware
Capitol Statutory Trust VIII	Connecticut
Capitol Trust IX	Delaware

EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT
Capitol Bancorp Ltd.
December 31, 2006

Name of Subsidiary	State or Other Jurisdiction of Incorporation

Consolidated Subsidiaries—continued:

Capitol Bancorp Colorado Ltd. (100% owned)	Lansing
Fort Collins Commerce Bank (51% owned)	Colorado

Capitol Development Bancorp Limited I (100% owned)	Michigan
Bank of Belleville (51% owned by CDBL-I)	Illinois
Bank of Michigan (51% owned by CDBL-I)	Michigan

Capitol Development Bancorp Limited II (9% owned)	Michigan
Bank of Auburn Hills (51% owned by CDBL-II)	Michigan
Bank of Bellevue (51% owned by CDBL-II)	Washington

Capitol Development Bancorp Limited III (6% owned)	Michigan
Bank of Santa Barbara (51% owned by CDBL-III)	California
Community Bank of Rowan (51% owned by CDBL-III)	North Carolina
Summit Bank of Kansas City (55% owned by CDBL-III)	Missouri

Capitol Development Bancorp Limited IV (7% owned)	Michigan
Capitol Wealth, Inc. (100% owned by CDBL-IV)	Michigan
Asian Bank of Arizona (51% owned by CDBL-IV)	Arizona
Bank of Valdosta (56% owned by CDBL-IV)	Georgia
Evansville Commerce Bank (51% owned by CDBL-IV)	Indiana
Sunrise Bank of Atlanta (51% owned by CDBL-IV)	Georgia

Capitol Development Bancorp Limited V (6% owned)	Michigan
1st Commerce Bank (51% owned by CDBL-V)	Nevada
Bank of Everett (51% owned by CDBL-V)	Washington
Bank of Maumee (51% owned by CDBL-V)	Ohio
Ohio Commerce Bank (51% owned by CDBL-V)	Ohio

Capitol Development Bancorp Limited VI (6% owned)	Michigan

Capitol Capital, LLC	Michigan

Capitol Bancorp Leasing, Inc.	Michigan

Unconsolidated Subsidiary:

Amera Mortgage Corporation, Inc. (less than 50% owned by equity method investee)	Michigan

EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT
Capitol Bancorp Ltd.
December 31, 2006

Name of Subsidiary	State or Other Jurisdiction of Incorporation

Inactive Subsidiries:

MOI, Inc. (wholly-owned subsidiary of Oakland Commerce Bank)	Michigan

Financial Center Corporation	Michigan